Exhibit 99.1

Pegasystems Reports Financial Results for Third Quarter and First Nine Months of 2012

YTD Q3 2012 Revenue of $317.9 million, a 5% increase compared to YTD Q3 2011;
YTD Q3 2012 GAAP EPS of $0.04 and YTD Q3 2012 Non-GAAP EPS of $0.45

CAMBRIDGE, Mass. – November 8, 2012 – Pegasystems Inc. (NASDAQ: PEGA), the leader in Business Process Management (BPM) and a leading provider of Customer Relationship Management (CRM) solutions, today announced financial results for the third quarter and first nine months of 2012. Revenue for the third quarter of 2012 increased 6% compared to the third quarter of 2011. Net loss for the third quarter of 2012 was $(0.3) million, or $(0.01) per diluted share, compared to net income of $5 million, or $0.13 per diluted share, for the third quarter of 2011. Revenue for the first nine months of 2012 increased 5% to $317.9 million compared to the first nine months of 2011. Net income for the first nine months of 2012 was $1.5 million, or $0.04 per diluted share, compared to net income of $12 million, or $0.31 per diluted share for the first nine months of 2011.

SELECTED FINANCIAL RESULTS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in '000s)	2012	2011	2012	2011
Total revenue	$101,657	$95,503	$317,880	$301,381
Income (loss) from operations	$401	$(2,008)	$3,636	$6,790
Net (loss) income	$(331)	$4,959	$1,459	$11,963
(Loss) earnings per share, basic	$(0.01)	$0.13	$0.04	$0.32
(Loss) earnings per share, diluted	$(0.01)	$0.13	$0.04	$0.31

Business Perspective
“Despite economic headwinds, revenue increased year over year,” said Alan Trefler, Founder and CEO of Pegasystems. “We saw good balance across our industry verticals, including financial services, insurance, healthcare, communications & media, public sector, life sciences, and travel & hospitality. Clients are adopting and increasing their Pega deployments because of our product's unmatched ability to help our customers rapidly optimize the customer experience and intelligently automate operations.”

“We are proud to have these unique qualities acknowledged in this quarter by independent industry analysts. A leading analyst firm once again highlighted Pega as leading the newly updated Magic Quadrant for Intelligent Business Process Management (iBPMS), which emphasizes real-world business outcomes and the real-time agility that leading organizations require. Pega's strength in case management and dynamic analytics helped us to sustain our leadership in this market. We were also named leader in treasury onboarding within the financial services space by another analyst firm during the quarter. These analysts' opinions confirm what our client success already demonstrates, that Pega empowers business people to create and evolve their critical business systems faster and more cost effectively than inflexible packaged applications or laborious manual coding.”

Craig Dynes, Pegasystems' CFO, commented, “After more than six years at Pegasystems, I have decided to leave the Company in 2013 following the filing of the Form 10K, ideally to work with a promising late stage private company. It has been a tremendous honor to be part of such a successful organization that has more than tripled annual revenue over the past five years in the face of some of the worst economic conditions in recent history. These economic conditions have, very similar to last year, resulted in an extremely back-end loaded year with customers appearing to delay execution of large license agreements until the end of their budget period.” Mr. Trefler concluded, “We deeply appreciate Craig's many contributions during the last six years of dramatic growth, wish him the best, and will be working diligently to find a worthy successor.”

Messrs. Trefler and Dynes will host a conference call and live Webcast associated with this announcement at 5:30 p.m. EST on November 8, 2012. Dial-in information is as follows: 1 (866) 393-1604 (domestic) or 1 (678) 809-1046 (international). To listen to the Webcast log onto www.pega.com at least 5 minutes prior to the event's broadcast and click on the Webcast icon in the Investor Relations section. A replay of the call will also be available on www.pega.com in the Investor Relations section Audio Archives link.

Discussion of Non-GAAP Measures
To supplement financial results presented in accordance with Generally Accepted Accounting Principles in the U.S., (“GAAP”), the Company provides Non-GAAP measures, including in this release. Pegasystems’ management utilizes a number of different financial measures, both GAAP and Non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared both on a GAAP and Non-GAAP basis, and both are approved by our board of directors. In addition and as a consequence of the importance of these measures in managing the business, the Company uses Non-GAAP measures and financial performance results in the evaluation process to establish management’s compensation.
The Non-GAAP measures exclude amortization of intangible assets, stock-based compensation and relocation expenses associated with the move of our office headquarters. The Company believes that these Non-GAAP measures are helpful in understanding our past financial performance and our anticipated future results. These Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of the Company’s GAAP to Non-GAAP measures is included in the financial schedules at the end of the release.

Forward-Looking Statements
Certain statements contained in this press release may be construed as "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including those relating to our future financial performance, including our revenue, expenses and license signings. The words “anticipate,” “project,” “expect,” “plan,” “intend,” “believe,” “estimate,” “should”, “target,” “forecast,” “could,” “preliminary,” “guidance” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, among others, variation in demand for our products and services and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition, the ongoing uncertainty and volatility in the global financial markets related to the European sovereign debt crisis and the so called “fiscal cliff” in the U.S., the ongoing consolidation in the financial services and healthcare markets, reliance on third party relationships, the potential loss of vendor specific objective evidence for our professional services, and management of the Company's growth. Further information regarding these and other factors which could cause the Company's actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 and other recent filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent the Company's views as of November 8, 2012. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company's view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company's view as of any date subsequent to November 8, 2012.

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About Pegasystems
Pegasystems revolutionizes how leading organizations optimize customer experience and automate operations. Our patented Build for Change® technology empowers business people to create and evolve their critical business systems. Pegasystems is the recognized leader in business process management and is also ranked as a leader in customer relationship management software by leading industry analysts. For more information, please visit us at www.pega.com.

For Information, contact:
Craig Dynes, Chief Financial Officer
617-866-6020
CDynes@pega.com

All trademarks are the property of their respective owners.

The information contained in this press release is not a commitment, promise, or legal obligation to deliver any material, code or functionality. The development, release and timing of any features or functionality described remains at the sole discretion of Pegasystems. Pegasystems specifically disclaims any liability with respect to this information.

Pegasystems Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenue:
Software license	$28,575	$25,346	$95,517	$93,453
Maintenance	32,317	29,971	97,657	85,713
Professional services	40,765	40,186	124,706	122,215
Total revenue	101,657	95,503	317,880	301,381
Cost of revenue:
Cost of software license	1,585	1,637	4,763	4,942
Cost of maintenance	3,745	2,980	11,072	9,614
Cost of professional services	32,335	37,194	103,351	107,668
Total cost of revenue (1)	37,665	41,811	119,186	122,224
Gross profit	63,992	53,692	198,694	179,157
Operating expenses:
Selling and marketing	36,893	32,463	116,476	103,707
Research and development	19,506	16,218	57,411	47,047
General and administrative	7,192	7,222	21,171	21,193
Acquisition-related costs	—	—	—	482
Restructuring costs	—	(203)	—	(62)
Total operating expenses (1)	63,591	55,700	195,058	172,367
Income (loss) from operations	401	(2,008)	3,636	6,790
Foreign currency transaction gain (loss)	438	(1,049)	337	140
Interest income, net	113	102	318	279
Other (expense) income, net	(920)	504	(1,496)	365
Income (loss) before provision (benefit) for income taxes	32	(2,451)	2,795	7,574
Provision (benefit) for income taxes	363	(7,410)	1,336	(4,389)
Net (loss) income	$(331)	$4,959	$1,459	$11,963
(Loss) earnings per share:
Basic	$(0.01)	$0.13	$0.04	$0.32
Diluted	$(0.01)	$0.13	$0.04	$0.31
Weighted-average number of common shares outstanding:
Basic	37,881	37,588	37,834	37,425
Diluted	37,881	38,930	38,897	38,864
Dividends per share	$0.03	$0.03	$0.09	$0.09
(1) Includes stock-based compensation as follows:
Cost of revenue	849	659	2,710	2,009
Operating expenses	1,935	1,663	5,912	4,713

PEGASYSTEMS INC.
RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES (1)
($ in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2012		September 30, 2012

Net (Loss) Income and Diluted EPS - GAAP basis	$(331)	$(0.01)	$1,459	$0.04

Adjustment to exclude amortization of intangible assets, net of tax	1,889	0.05	5,535	0.14
Adjustment to exclude stock-based compensation, net of tax	1,893	0.05	5,709	0.15
Adjustment to exclude expenses for relocation of headquarters, net of tax	1,623	0.04	4,609	0.12

Net Income and Diluted EPS - Non-GAAP basis	$5,074	$0.13	$17,312	$0.45

Weighted-average common shares - diluted GAAP	37,881		38,897

Weighted-average common shares - diluted Non-GAAP	38,833		38,897

PEGASYSTEMS INC.
FOOTNOTES FOR RECONCILIATON OF
SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(1)
This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures see disclosure under Discussion of Non-GAAP Measures included earlier in this release and below. Our Non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Amortization of intangible assets: We have excluded the amortization expense of intangible assets from our Non-GAAP operating expenses and net earnings measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Stock-based compensation expenses: We have excluded stock-based compensation expense from our Non-GAAP operating expenses and net earnings measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and that it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expense.

Headquarters relocation expenses: We completed the move of our office headquarters in the third quarter of 2012. As a result of this planned move, we accelerated the depreciation on certain leasehold improvements and furniture and fixtures to be abandoned from our prior headquarters. We recorded incremental depreciation expense of $0.1 million and $0.4 million during the third quarter and first nine months of 2012, respectively. In addition, we recorded rent expense of $1.4 million and $4.4 million associated with our new office headquarters during the third quarter and first nine months of 2012, respectively. Lastly, we incurred approximately $0.9 million and $2.2 million for rent-related and equipment expenses and other moving expenses in connection with our move during the third quarter and first nine months of 2012, respectively. We believe these incremental expenses for existing and new office headquarters as a result of our moving our headquarters is not representative of our ongoing business.

Taxes: The differences between our GAAP and Non-GAAP effective tax rates in the third quarter and first nine months of 2012 were primarily due to the impact of higher Non-GAAP income before taxes.

Weighted-average common shares: The diluted weighted-average common shares used for the calculation of Non-GAAP diluted earnings per share for the third quarter of 2012 includes the dilutive effect of outstanding options, restricted stock units, and warrants, and the average market price of our common stock during the applicable period using the treasury stock method.

PEGASYSTEMS INC.
Unaudited Condensed Consolidated Balance Sheets

	As of	As of
	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$66,237	$60,353
Marketable securities	45,092	51,079
Total cash, cash equivalents, and marketable securities	111,329	111,432
Trade accounts receivable, net of allowance	80,849	98,293
Deferred income taxes	9,823	9,826
Income taxes receivable	10,776	7,545
Other current assets	6,276	4,865
Total current assets	219,053	231,961
Property and equipment, net	31,285	14,458
Long-term deferred income taxes	43,835	43,286
Long-term other assets	1,767	2,186
Intangible assets, net	61,009	69,369
Goodwill	20,451	20,451
Total assets	$377,400	$381,711
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,548	10,899
Accrued expenses	17,311	18,336
Accrued compensation and related expenses	26,779	39,170
Deferred revenue	74,784	73,840
Total current liabilities	123,422	142,245
Income taxes payable	9,113	9,547
Long-term deferred revenue	17,423	15,367
Other long-term liabilities	14,394	5,796
Total liabilities	164,352	172,955
Stockholders’ equity:	213,048	208,756
Total liabilities and stockholders’ equity	$377,400	$381,711

PEGASYSTEMS INC.
Unaudited Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
	September 30,
	2012	2011
	(in thousands)
Operating activities:
Net income	$1,459	$11,963
Adjustments to reconcile net income to cash used in operating activities:
Excess tax benefit from equity awards and deferred income taxes	(3,672)	(5,536)
Depreciation, amortization, and other non-cash items	18,590	13,176
Stock-based compensation expense	8,622	6,722
Foreign currency transaction loss	785	624
Change in operating assets and liabilities, and other, net	3,300	(7,302)
Cash provided by operating activities	29,084	19,647
Cash used in investing activities	(16,746)	(36,011)
Cash used in financing activities	(7,050)	(3,521)
Effect of exchange rate changes on cash and cash equivalents	596	361
Net increase (decrease) in cash and cash equivalents	5,884	(19,524)
Cash and cash equivalents, beginning of period	60,353	71,127
Cash and cash equivalents, end of period	$66,237	$51,603